Exhibit 10.1
SECOND SUPPLEMENTAL INDENTURE
     THIS SECOND SUPPLEMENTAL INDENTURE, dated as of June 6, 2008 (this “Supplemental Indenture”) is entered into by and between Desert Capital REIT, Inc., a Maryland corporation (the “Company”), and The Bank of New York Trust Company, National Association, a national banking association (as successor to JPMorgan Chase Bank, National Association), as Trustee (the “Trustee”).
     Reference is made to the Junior Subordinated Indenture dated as of June 16, 2006 as amended by that certain First Supplemental Indenture dated as of November 21, 2007 (the “Indenture”) by and between the Company and the Trustee. Capitalized terms used herein and not defined herein shall have the meanings given to such terms under the Indenture.
     WHEREAS, the Company desires to, among other things, (i) amend Section 1.01 of the Indenture, (ii) delete Section 10.6(d) of the Indenture in its entirety, (iii) amend Section 10.9(a) of the Indenture in its entirety and (iii) amend Article X of the Indenture to provide for additional covenants of the Company; and
     WHEREAS, execution and delivery by the Company of this Supplemental Indenture has been duly authorized by all requisite corporate action and all other action required to make this Supplemental Indenture a valid and binding instrument has been duly taken and performed.
     NOW, THEREFORE, in consideration of the foregoing, the Trustee and the Company are entering into this Supplemental Indenture pursuant to Section 9.2 of the Indenture as follows:
ARTICLE I
AMENDMENTS TO INDENTURE
     Section 1.01 Section 1.1 of the Indenture is amended by adding the following defined terms:
“Account Control Agreement” has the meaning specified in Section 10.10(b).
“Additional Reserve Deposit” has the meaning specified in Section 10.13.
“Eligible Account” means a separate and identifiable account held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” mean a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” by Standard & Poor’s Ratings Group, “P-1” by Moody’s Investors Service, Inc. and “F-1+” by Fitch IBCA, Inc. in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of letters of credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch IBCA, Inc. and Standard & Poor’s Ratings Group and “Aa2” by Moody’s Investors Service, Inc.). The Bank of Nevada shall be deemed an Eligible Institution so long as either (a) it has net assets equal to or greater than One Billion and 00/100 Dollars ($1,000,000,000) or (b) its parent company, Western Alliance Bankcorporation (which is traded on the New York Stock Exchange under the symbol “WAL”) maintains a Moody’s Investors Service, Inc. rating of at least “Ba2”; provided, however, that The Bank of Nevada must be a wholly-owned subsidiary of Western Alliance Bankcorporation.
“Existing Revolver” has the meaning specified in Section 10.14.
“Extended Reduced Covenant Period” has the meaning specified in Section 10.9(a).
“Initial Reduced Covenant Period” has the meaning specified in Section 10.9(a).
“Letter of Credit” means an evergreen, irrevocable, unconditional, transferable, clean sight draft letter of credit in form and substance acceptable to Taberna in favor of the Trustee and entitling the Trustee to draw thereon in either New York, New York or Houston, Texas (whether in person or by facsimile), issued in U.S. Dollars by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution.
“Loan Principal Payment” has the meaning specified in Section 10.13.
“Minimum Balance” has the meaning specified in Section 10.10(b).
“Reduced Covenant Period” has the meaning specified in Section 10.9(a).
“Regular Reserve Deposit” has the meaning set forth in Section 10.10(b).
“Reserve Account” has the meaning specified in Section 10.10(a).
“Short-fall” has the meaning specified in Section 10.13.
     Section 1.02 The definition of “Corporate Trust Office” under Section 1.1 of the Indenture is deleted in its entirety and replaced with the following:
     “Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at 601 Travis Street, 16th Floor, Houston, Texas 77002 Attn: Global
Second Supplemental Indenture

Corporate Trust – Desert Capital TRS Statutory Trust I. All notices and correspondence to the Trustee hereunder shall be addressed to Mudassir Mohamed, telephone number (713) 483-6029.
     Section 1.03 Section 5.1 of the Indenture is amended to add an additional Event of Default by (a) deleting the “or” at the end of Section 5.1(e), (b) replacing the “.” at the end of Section 5.1(f) with “; or” and (c) adding the following thereafter:
     “(g) the Company shall have failed in the performance of, or breached, any covenant, warrant or obligation set forth in Sections 10.10 (a), (b) or (d), 10.11(b), 10.12(a), (b) or (d), 10.13 or 10.14 hereof or any violation of the conditions set forth in Sections 10.12(c) shall have otherwise occurred.”
     Section 1.04 Section 7.3(b)(iii) of the Indenture is hereby deleted and replaced with the following:
     (iii) Taberna Capital Management LLC, 450 Park Avenue, Floor 11, New York, New York 10022, Attn: Raphael Licht
     Section 1.05 Section 10.6(d) of the Indenture is deleted in its entirety.
     Section 1.06 Section 10.9(a) of the Indenture is deleted in its entirety and replaced with the following:
     (a) (i) From December 31, 2007 and for a period of four (4) consecutive calendar quarters ending on December 31, 2008 (the “Initial Reduced Covenant Period”), the Company shall not permit Tangible Net Worth, at any time, to be less than $100,000,000; provided, however, that the Company may request that the period ending December 31, 2008 be extended for up to two extension periods of one (1) calendar quarter each, with the first extension period ending on March 31, 2009 and the second extension period ending on June 30, 2009 (each such extension period, an “Extended Reduced Covenant Period”), by written request to the Trustee and the holders of a majority in aggregate principal amount of the outstanding Preferred Securities given no later than thirty (30) days prior to December 31, 2008 and, if applicable, March 31, 2009 (the Initial Reduced Covenant Period, including any Extended Reduced Covenant Periods, the “Reduced Covenant Period”), and each such Extended Reduced Covenant Period shall become effective as of the expiration date of the prior period, provided, that (x) no Event of Default has occurred and is continuing either at the time of any such request or on the applicable extension date and (y) the Letter of Credit in the amount of the Minimum Balance has been delivered to the Trustee prior to December 31, 2008 and no draw has been made thereon by the Trustee.
          (ii) From and after the end of the Reduced Covenant Period, the Company shall not permit Tangible Net Worth, at any time, to be less than the sum of (i) $100,000,000 plus (ii) 75% of all proceeds of Equity Interests issued by the Company after June 16, 2006.
Second Supplemental Indenture

     Section 1.07 Article X of the Indenture is amended by adding the following Sections 10.10, 10.11, 10.12, 10.13, 10.14 and 10.15:
     SECTION 10.10. Reserve Fund and Additional Monthly Payment.
     (a) The Company shall establish and maintain a segregated Eligible Account with an Eligible Institution in trust for the benefit of the Trustee (the “Reserve Account”). The Reserve Account shall be entitled “The Bank of New York Trust Company, National Association, as trustee pursuant to a Junior Subordinated Indenture, dated as of June 16, 2006, on behalf of the holders of the Preferred Securities.” The Company shall notify the Trustee in writing of the account number of the Reserve Account. The Trustee, on behalf of, and at the direction of, the holders of the Preferred Securities, shall have the sole right to make withdrawals from the Reserve Account in accordance with the terms hereof. All costs and expenses for establishing and maintaining the Reserve Account shall be paid by the Company.
     (b) Subject to Section 10.12, the Company shall deposit within ten (10) Business Days after the end of each calendar month, commencing with respect to the calendar month ending on May 31, 2008, twenty-five percent (25%) of all Net Income for such calendar month (each such deposit, a “Regular Reserve Deposit”) until such time as an amount equal to $2,100,000 (the “Minimum Balance”) has been deposited into the Reserve Account. The Company shall, within five (5) calendar days of each deposit into the Reserve Account, notify the Trustee and Taberna Capital Management, LLC in writing of the amount of such deposit; provided, however, the Company’s failure to provide such notice shall not constitute an Event of Default under Section 5.1(g). The Reserve Account shall at all times be subject to an account control agreement (the “Account Control Agreement”) among the Company, the applicable Eligible Institution holding the Reserve Account and the Trustee, in form and substance reasonably satisfactory to the holders of the Preferred Securities. The Trustee shall have no liability for losses on any investments made with respect to the Reserve Account. Any amounts earned on funds on deposit in the Reserve Account shall be added to amounts on deposit in the Reserve Account; provided, however, that any amounts in excess of the Minimum Balance shall, so long as no Event of Default has occurred, be released to the Company. Upon the occurrence and during the continuance of an Event of Default, amounts deposited in the Reserve Account may, at the option and at the direction of the holders of a majority in aggregate principal amount of the outstanding Preferred Securities, be applied by the Trustee to amounts then due and owing and/or to become due and owing with respect to the Preferred Securities, as directed by the holders of a majority in aggregate principal amount of the outstanding Preferred Securities. The Trustee shall give the Company written notice of any such application of funds. The Trustee shall have no liability for monitoring or otherwise verifying compliance by the Company with its obligations hereunder.
     (c) The Company agrees and acknowledges that neither the insufficiency or sufficiency of the amount of, nor the unavailability or availability of, funds in the Reserve Account is intended to, and shall therefore not, constitute a limitation on (i) the obligation the Company to pay when due all amounts of principal, premium, if any, and interest due under this Indenture or (ii) the holders of the Preferred Securities to be paid all amounts due and to become due with respect to the Preferred Securities. Upon the earlier to occur of (A) the first date after the expiration of the Reduced Covenant Period on which the Company is in compliance with all
Second Supplemental Indenture

of the terms, covenants, conditions and requirements set forth in this Indenture and no Event of Default exists or (B) satisfaction of the conditions set forth in Section 4.1 of this Indenture, each as certified in writing by the Company to the Trustee and the holders of the outstanding Preferred Securities and confirmed by the holders of a majority in aggregate principal amount of the outstanding Preferred Securities, any remaining funds in the Reserve Account then in the Trustee’s possession shall be paid over to the Company. The Trustee shall have no liability for any action taken in reliance on the direction of the holders of a majority in aggregate principal amount of the outstanding Preferred Securities.
     (d) The Reserve Account shall be security for all payments due and to become due with respect to the Preferred Securities. Notwithstanding anything to the contrary contained in this Indenture or any documents executed in connection herewith, the Reserve Account is collateral solely for the benefit of the holders of the Preferred Securities, and no other Person shall have any right, title or interest in the Reserve Account, any funds on deposit therein or any amounts withdrawn therefrom, other than the Company’s rights set forth herein or under applicable law. The Trustee shall, notwithstanding any contrary requirement or direction arising or given hereunder (including pursuant to Article XII) or under any documents executed in connection herewith, follow the written direction of the holders of a majority in aggregate principal amount of the outstanding Preferred Securities, as set forth herein, with respect to any disposition of funds in the Reserve Account and disbursement of any amounts withdrawn therefrom and acknowledges that the Trustee shall not have any duty, obligation or right to determine when and if a withdrawal is to be made from the Reserve Account or how the proceeds of such withdrawal will be applied. Upon notice from the holders of a majority in aggregate principal amount of the outstanding Preferred Securities of the occurrence and the continuance of an Event of Default, the Trustee shall have the right to withdraw funds on deposit in the Reserve Account in full or in part, as directed by the holders of a majority in aggregate principal amount of the outstanding Preferred Securities, and shall apply such funds to amounts then due and owing and/or to become due and owing with respect to the Preferred Securities, as directed by such holders of a majority in the aggregate principal amount of the outstanding Preferred Securities.
     (e) Notwithstanding anything to the contrary contained herein, including Article XII, the Company covenants and agrees that (i) the Company has no right, title, or interest in the Reserve Account whatsoever, other than the Company’s rights set forth herein and under applicable law, and (ii) the Trustee shall have the right to withdraw funds from the Reserve Account as set forth in this Section 10.10 and to apply such amounts to any amounts then due and owing and/or to become due and owing with respect to the Preferred Securities, as directed by the holders of a majority in aggregate principal amount of the outstanding Preferred Securities and any such withdrawal and/or application by the Trustee and the holders of the Preferred Securities as set forth in this Section 10.10 shall (A) not be subordinate or subject in right of payment to the prior payment in full of any Senior Debt, (B) be permitted to be made prior to the payment of any Senior Debt even if (x) a default has occurred and is continuing (whether at maturity, by acceleration or otherwise) with respect to any Senior Debt, (y) any Proceeding has been commenced or (z) any other condition exists pursuant to Article XII or otherwise in this Indenture or any other document executed in connection with this Indenture that would, but for this Section 10.10(e), prohibit such withdrawal or application. The Company hereby represents and warrants that it has reviewed the terms and provisions of its Senior Debt documents, if any,
Second Supplemental Indenture

and that nothing contained in Sections 10.10, 10.11 or 10.12 of the Indenture violates, or is prohibited by, the terms of such Senior Debt documents.
     SECTION 10.11 Security Interest in Interest Reserve Fund.
     (a) The Company hereby pledges, assigns and grants a security interest to the Trustee, as security for payment of the principal, premium, if any, and interest due on the Preferred Securities and the performance of all other terms, conditions and covenants of this Indenture on the Company’s part to be paid and performed, in all of the Company’s right, title and interest in and to the Reserve Account and all deposits at any time contained therein and the proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Trustee. The Company shall take all actions necessary to maintain in favor of the Trustee a perfected security interest in the Reserve Account.
     (b) The Company shall not, without the prior written consent of the holders of a majority in aggregate principal amount of the outstanding Preferred Securities (i) in any way alter or modify the Reserve Account or (ii) further pledge, assign or grant any security interest in the Reserve Account or permit any other lien or encumbrance to attach thereto (other than liens for taxes, assessments or other governmental charges that are not yet due or payable, or that are being diligently contested in good faith) or any levy to be made thereon, or any UCC-1 financing statements, except those naming the Trustee as the secured party, to be filed with respect thereto.
     SECTION 10.12. Provisions Regarding Letters of Credit.
     (a) Delivery of Letters of Credit.
     (i) Within ten (10) calendar days after the Minimum Balance has been deposited into the Reserve Account pursuant to Section 10.10(a), the Company shall deliver to the Trustee a Letter of Credit in the amount of the Minimum Balance. The Trustee shall have the right to draw down such Letter of Credit as set forth herein. Upon the Trustee’s receipt of the Letter of Credit, the Trustee shall, and the holders of a majority in aggregate principal amount of the outstanding Preferred Securities shall direct the Trustee to, promptly terminate and release its security interest in the Reserve Account and the Account Control Agreement. The Trustee shall have no further interest in, or control over, the Reserve Account following the delivery of the Letter of Credit by the Company to the Trustee.
     (ii) The Company shall pay to the Trustee and the holders of the Preferred Securities (including Taberna Capital Management, LLC) all of their reasonable out-of-pocket costs and expenses in connection with the delivery of the Letter of Credit. In no event shall (i) the Company be entitled to draw from the Letter of Credit delivered pursuant to this Indenture or (ii) any Person (including, without limitation, any implied or other third-party beneficiary) other than the Trustee, on behalf of the holders of the Preferred Securities, have any title, right or interest in any proceeds drawn upon the Letter of Credit; provided, however, that the Company shall have the right to make a claim under this Indenture if such proceeds are not applied in accordance with the terms of this Indenture. Upon no less than fifteen (15) days written notice to the Trustee, the
Second Supplemental Indenture

Company may replace the Letter of Credit delivered pursuant to this Section 10.12 with a substitute Letter of Credit of an equal notional amount from another Eligible Institution.
     (iii) Under no circumstances shall the Trustee as beneficiary under the Letter of Credit for the benefit of the holders of the Preferred Securities be required to transfer the Letter of Credit to a second beneficiary. In the event that the holders of not less than a majority in aggregate principal amount of the outstanding Preferred Securities determine that (i) the Letter of Credit should be transferred to a second beneficiary or (ii) the Trustee should no longer hold the Letter of Credit, either the holders of not less than a majority in aggregate principal amount of the outstanding Preferred Securities or the Trustee may require that the existing Letter of Credit be cancelled and that, upon such cancellation or return of the existing Letter of Credit to the Company, a new Letter of Credit be issued to the second beneficiary by giving to each of the other parties hereto no less than fifteen (15) days written notice of such requirement, at which time the parties hereto, shall, if necessary and requested by any party hereto, endeavor to enter into a supplemental indenture (and other documents which may be reasonably necessary) to address any circumstances arising as a result of such transfer.
     (b) Any Letter of Credit delivered under this Indenture shall be security for all payments due and to become due with respect to the Preferred Securities. Notwithstanding anything to the contrary contained in this Indenture or any documents executed in connection herewith, the Letter of Credit is collateral solely for the benefit of the holders of the Preferred Securities, and no other Person shall have any right, title or interest in the Letter of Credit or any proceeds drawn thereon; provided, however, that the Company shall have the right to make a claim under this Indenture if such proceeds are not applied in accordance with the terms of this Indenture. The Trustee shall, notwithstanding any contrary requirement or direction arising or given hereunder (including pursuant to Article XII) or under any documents executed in connection herewith, follow the written direction of the holders of a majority in aggregate principal amount of the outstanding Preferred Securities as set forth herein with respect to any draw on the Letter of Credit and application of any proceeds of such draw and the Trustee shall not have any duty, obligation or right to determine when and if a draw is to be made on the Letter of Credit or how the proceeds of the Letter of Credit will be applied. Upon notice from the holders of a majority in aggregate principal amount of the outstanding Preferred Securities of the occurrence and continuance of an Event of Default, the Trustee shall have the right to draw on the Letter of Credit in full or in part, as directed by the holders of a majority in aggregate principal amount of the outstanding Preferred Securities, and to apply all or any part thereof to any amounts then due and owing and/or to become due and owing with respect to the Preferred Securities, as directed solely by the holders of a majority in the aggregate principal amount of the outstanding Preferred Securities. The Trustee shall give the Company written notice of any such application of funds.
     (c) In addition, the Trustee shall, as directed by the holders of a majority in aggregate principal amount of the outstanding Preferred Securities, draw in full any Letter of Credit: (a) if the Trustee has received a notice from the issuing bank or the Company that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least five (5) Business Days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) upon receipt of notice from the issuing bank or the Company that the Letter of Credit will be
Second Supplemental Indenture

terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Indenture or a substitute Letter of Credit is provided no later than five (5) Business Days prior to such termination); or (c) if the Trustee has received notice from either the issuing bank or the Company that the bank issuing the Letter of Credit shall cease to be an Eligible Institution and the Company has not replaced the outstanding Letter of Credit with a substitute Letter of Credit from an Eligible Institution within five (5) Business Days of notice to the Company by the holders of a majority in aggregate principal amount of the Preferred Securities. The Company agrees that it will promptly notify, in writing, the Trustee and the holders of a majority in aggregate principal amount of the Preferred Securities of the occurrence of any event set forth in clause (a), (b) or (c) of the preceding sentence, which occurrence shall be deemed to be an Event of Default hereunder. The Trustee shall apply all or any part of the proceeds drawn on any Letter of Credit pursuant to Section 10.12(b). Notwithstanding anything to the contrary contained in the above, the Trustee shall not be liable for any losses sustained by any Person due to the insolvency of the bank issuing the Letter of Credit.
          (d) Notwithstanding anything to the contrary contained herein, including Article XII, the Company covenants and agrees that (i) the Letter of Credit shall be the independent obligation of the Eligible Institution issuing the Letter of Credit and that the Company has no right, title, or interest in the Letter of Credit whatsoever; provided, however, that the Company shall have the right to make a claim under this Indenture if such proceeds are not applied in accordance with the terms of this Indenture, and (ii) the Trustee shall have the right to draw upon the Letter of Credit as set forth in this Section 10.12 and may apply such proceeds to any amounts then due and owing and/or to become due and owing with respect to the Preferred Securities, as directed by the holders of a majority in aggregate principal amount of the outstanding Preferred Securities and any such draw and application by the Trustee and/or the holders of the Preferred Securities as set forth in this Section 10.12 hereof shall (i) not be subordinate or subject in right of payment to the prior payment in full of any Senior Debt, (ii) be permitted to be made prior to the payment of any Senior Debt even if (A) a default has occurred and is continuing (whether at maturity, by acceleration or otherwise) with respect to any Senior Debt, (B) any Proceeding has been commenced or (C) any other condition exists pursuant to Article XII or otherwise in this Indenture or any other document executed in connection with this Indenture that would, but for this Section 10.12(d), prohibit such draw or application.
          (e) Upon the the expiration of the Reduced Covenant Period and provided that there is no Event of Default and the Company is in compliance with all of the terms, covenants, conditions and requirements set forth in this Indenture, as certified in writing by the Company to the Trustee and the holders of the outstanding Preferred Securities and as confirmed by the holders of a majority in aggregate principal amount of the outstanding Preferred Securities, the Letter of Credit shall be cancelled and the Trustee shall make a good faith effort to return the original Letter of Credit to the Company.
     SECTION 10.13 Limitation on Dividends. During the Reduced Covenant Period, the Company shall not, without the prior written consent of the holders of a majority in aggregate principal amount of the outstanding Preferred Securities, declare or pay dividends or make any other distributions on the Company’s Equity Interests; provided, however, notwithstanding anything to the contrary contained in this Section 10.13, the Company shall have the right to declare and pay dividends to the holders of its Equity Interests in an amount equal to the greater
Second Supplemental Indenture

of (i) the amount required to maintain the Company’s status as a REIT under the Code, or (ii) $.025 per share of common stock per month. In the event that the aggregate amount of the dividends paid during any calendar month pursuant to clause (ii) of this Section 10.13 exceeds the aggregate amount of the Regular Reserve Deposits made during such calendar month, as and to the extent required pursuant to Section 10.10(b) above (a “Short-fall”), the Company shall deposit into the Reserve Account (each such deposit, an “Additional Reserve Deposit”) within two (2) Business Days after its receipt thereof, twenty-five percent (25%) of each principal payment it receives in respect of any loans in which the Company has any right, title or interest, or in which the Company has any other rights to receive payment (each, a “Loan Principal Payment”), until such time as the Short-fall has been deposited into the Reserve Account. The Company shall, within five (5) calendar days of (A) each Regular Reserve Deposit, (B) each Loan Principal Payment it receives and (C) each Additional Reserve Deposit into the Reserve Account, notify the Trustee and Taberna Capital Management, LLC in writing of the amount of such deposit or Loan Principal Payment, as applicable; provided, however, the Company’s failure to provide such notice as provided in Subsections (A) and (C) shall not constitute an Event of Default under Section 5.1(g). For the purposes of this Section 10.13 only, the calendar quarter ending June 30, 2008 shall be treated as if it contains only the months of May and June.
     SECTION 10.14 Limitation on Incurrence of Debt. Until such time as the Letter of Credit has been delivered to Trustee pursuant to Section 10.12, the Company shall not, without the prior written consent of the holders of a majority in aggregate principal amount of the outstanding Preferred Securities, incur any additional Debt; provided that so long as no Event of Default exists (i) the Company may incur additional Debt under the Company’s revolving credit facility with The Bank of Nevada, pursuant to that certain Revolving Loan Agreement, dated November 26, 2007, as modified by that certain Modification Agreement dated March ___, 2008 (collectively, the “Existing Revolver”), provided, that the total outstanding Debt under such Existing Revolver does not exceed $7,500,000.00 and (ii) the Company shall be permitted to foreclose upon liens and security interests in real property and personalty associated therewith and, in connection with such foreclosure proceedings, assume any then-existing senior indebtedness secured by such real property upon the existing terms thereof so long as such foreclosure is conducted in the ordinary course of the Company’s business, the assumption of any such senior indebtedness will not adversely affect the Company’s business, and such foreclosure and/or assumption will not adversely affect the satisfaction of any obligations to the holders of the Preferred Securities. The Company represents and warrants that, as of May 30, 2008, the amount outstanding under the Existing Revolver is $4,170,000.00. The Company shall give five (5) Business Days prior written notice of any proposed amendment, supplement or other modification to the terms of the Existing Revolver to the holders of a majority in aggregate amount of the outstanding principal amount of the outstanding Preferred Securities.
     SECTION 10.15. Inspection of Books and Records.  Upon the request of the holders of the Preferred Securities and/or Taberna Capital Management, LLC on the behalf of such holders, the Company shall (a) permit the holders of the Preferred Securities and/or Taberna Capital Management, LLC to examine the books and records of the Company and its Subsidiaries (and to make copies thereof and extracts therefrom) during normal business hours, (b) make management representatives of the Company and its Subsidiaries available to the holders of the Preferred Securities and/or Taberna Capital Management, LLC during normal business hours to discuss such books and records and any other business affairs of the Company
Second Supplemental Indenture

and its Subsidiaries as the holders of the Preferred Securities and/or Taberna Capital Management, LLC may reasonably request, and (c) deliver such other instruments and documents with respect to the Company and its Subsidiaries as the holders of the Preferred Securities and/or Taberna Capital Management, LLC may reasonably request. All requests made by the holders of the Preferred Securities and Taberna Capital Management, LLC pursuant to this Section 10.15 shall provide for at least one (1) business day notice. All costs and expenses of the Company and the holders of the Preferred Securities and Taberna Capital Management, LLC incurred pursuant to this Section 10.15 shall be paid by the Company.
ARTICLE II
MISCELLANEOUS
     Section 2.01 By execution of this Supplemental Indenture, each of the Administrative Trustees, on behalf of Desert Capital TRS Statutory Trust I, as Holder of 100% in aggregate principal amount of the Outstanding Securities and each of Taberna Preferred Funding VI, Ltd., as Holder of approximately 83.33% in aggregate principal amount of the outstanding Preferred Securities (“TPF VI”) and Taberna Preferred Funding VIII, Ltd., as Holder of approximately 16.67% in aggregate principal amount of the outstanding Preferred Securities (“TPF VIII”), in accordance with Section 9.2 of the Indenture, hereby (i) consents to the Trustee and the Company executing and delivering this Supplemental Indenture, (ii) directs the Trustee to execute and deliver this Supplemental Indenture and (iii) agrees to and does hereby release the Trustee for any action taken or to be taken by the Trustee in connection with its execution and delivery of this Supplemental Indenture and for any liability or responsibility arising in connection herewith.
     Section 2.02 The Trustee accepts the trust in this Supplemental Indenture declared and provided upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible in any manner whatsoever for the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.
     Section 2.03 Except as hereby expressly modified, the Indenture and the Securities issued thereunder are ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
     Section 2.04 This Supplemental Indenture shall become effective only upon the satisfaction of the following conditions: (i) the Trustee shall have received a counterpart of this Supplemental Indenture duly executed by the Company, (ii) the execution and delivery of the Account Control Agreement, (iii) the delivery of an Opinion of Counsel relating to this Supplemental Indenture in accordance with Sections 1.2 and 9.3 of the Indenture, (iv) the delivery of an Officer’s Certificate relating to this Supplemental Indenture in accordance with Sections 1.2 and 9.3 of the Indenture, and (v) the Company shall have paid all legal expenses of the holders of the Preferred Securities and the Trustee in connection with this Supplemental Indenture.
Second Supplemental Indenture

     Section 2.05 This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument. The executed counterparts may be delivered by facsimile or other electronic transmission, which facsimile or other electronic copies shall be deemed original copies.
     Section 2.06 The laws of the State of New York shall govern this Supplemental Indenture without regard to the conflict of law principles thereof.
     Section 2.07 In the event of any inconsistency between the terms and conditions of this Second Supplemental Indenture and the terms and conditions of the Indenture, the terms and conditions of this Second Supplemental Indenture shall prevail.
     Section 2.08 The Company agrees that this Second Supplemental Indenture contains the entire agreement between the Company and TPF VI and TPF VIII with respect to all of the matters set forth in that certain Letter Agreement, dated March 24, 2008, and such Letter Agreement is hereby superseded by the terms and conditions of this Second Supplemental Indenture.
[Remainder of Page Intentionally Left Blank]
Second Supplemental Indenture

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

DESERT CAPITAL REIT, INC. as Company
By:
Name:
Title:

Signature Page to Second Supplemental Indenture

THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

Signature Page to Second Supplemental Indenture

DESERT CAPITAL TRS STATUTORY TRUST I (as to Section 2.01 only)
By:
Name:
	Title:	Administrative Trustee

By:
Name:
	Title:	Administrative Trustee

Signature Page to Second Supplemental Indenture

TABERNA PREFERRED FUNDING VI, LTD. (as to Section 1.07 (adding Sections 10.10(c) and 10.12(a) and(e) to the Indenture) and Section 2.01 only)
By:
Name:
Title:

TABERNA PREFERRED FUNDING VIII, LTD. (as to Section 1.07 (adding Sections 10.10(c) and 10.12(a) and(e) to the Indenture) and Section 2.01 only)
By:
Name:
Title:

Signature Page to Second Supplemental Indenture